UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2007
NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois		60555

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 753-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 15, 2007, International Truck and Engine Corporation and four of its other manufacturing subsidiaries, namely, IC Corporation, IC of Oklahoma, LLC, SST Truck Company LP and International Diesel of Alabama, LLC, (collectively, the “companies”) signed a definitive loan agreement relating to a five-year senior inventory secured, asset-based revolving credit facility in an aggregate principal amount of $200,000,000 (the “credit agreement”) with the Lenders (as defined in the credit agreement), Credit Suisse, as administrative agent for the Lenders, Bank of America, N.A., as collateral agent for the Lenders, Banc of America Securities LLC and JPMorgan Chase Bank, N.A., as co-syndication agents, General Electric Capital Corporation and Wachovia Capital Finance Corporation (Central), as co-documentation agents, Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc. as joint lead bookrunners, and Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as joint lead arrangers. Several of the banking parties to the credit agreement are/were parties to Navistar International Corporation’s (the parent holding company of the companies) $1.5 billion five-year senior unsecured term loan facility and synthetic revolving facility dated January 19, 2007.
This new loan facility is secured by the companies’ domestic manufacturing plant and service parts inventory as well as used truck inventory and matures in June 2012. All borrowings under this new loan facility will accrue interest at a rate equal to a base rate or an adjusted LIBOR rate plus a spread. The spread, which will be based on an availability-based measure, ranges from 25 basis points to 75 basis points for Base Rate borrowings and from 125 basis points to 175 basis points for LIBOR borrowings. The initial LIBOR spread is 150 basis points. Borrowings under the facility are available for general corporate purposes.
The foregoing description of the credit agreement is qualified in its entirety by reference to the credit agreement which is filed as Exhibit 10.71 hereto and incorporated by reference herein.
ITEM 8.01 OTHER EVENTS
On June 15, 2007 Navistar International Corporation issued a press release announcing the $200 million credit agreement mentioned above, which is attached as Exhibit 99.1 to this Report and incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

     (c) Exhibits

Exhibit
No.	Description	Page

10.71	ABL Credit Agreement	E-1

99.1	Press Release Regarding ABL Credit Agreement	E-217
Forward Looking Statements
Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions, including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company’s other liquidity sources, to repay any amounts due should any of the company’s debt become accelerated, and decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company’s future orders and other services, which would require the company to pay cash and which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 8-K filed on April 12, 2006. It is likely that the process of restating the prior year financial statements will require changes to the company’s financial statements for 2005 and financial information for 2005 and 2006 due to revised application of certain accounting principles and methodologies that individually or in the aggregate may be material.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: June 19, 2007	/s/ William A. Caton
William A. Caton
Executive Vice President and Chief Financial Officer